UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204
N. Andover, MA		01845
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (978) 557-1001

N/A

(Former name or former address, if changed
since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01. “Regulation FD Disclosure.”  On December 5, 2007, Andover Medical, Inc. (“Andover” or the “Company”) participated in an investor conference during which Edwin A. Reilly, Andover’s Chief Executive Officer, provided an overview of the Company’s business and discussed recent corporate developments.

During the conference, Mr. Reilly stated the following:

1.             The Company believed it could obtain $10,000,000 bridge financing to fund the next two acquisitions which would be replaced at a later date by permanent financing.

2.             The Company’s pending acquisition of Advanced Technology of Kentucky , Inc. (“ATI”) could close within the next 30 to 60 days upon the completion of an unqualified audit of ATI and the execution of a definitive stock purchase agreement.

3.             The Company is in the final stages of negotiation of a letter of intent with a company that could double the size of the Company.

Item 9.01. Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2007

ANDOVER MEDICAL, INC.

By:	/s/ Edwin A. Reilly
Name:	Edwin A. Reilly
Title:	Chief Executive Officer